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Exhibit 99.1

Gulfstream International Group, Inc. Announces Agreement to Convert $1.5 million of Subordinated Debt to Convertible Preferred Stock

Fort Lauderdale, Florida, January 18, 2010 — Gulfstream International Group, Inc. (the “Company”) (NYSE Amex: GIA) today announced that it has reached an agreement in principle with Gulfstream Funding II, LLC (the “Lender”) to convert $1.5 million of subordinated debt to convertible preferred stock, effective January 15, 2010. Terms of the agreement remain subject to final determination, which should be completed within the next two weeks. The Lender has granted a waiver extending the maturity date until such time as the conversion agreement is completed.

The Lender made a subordinated loan to the Company on October 7, 2009.  The subordinated promissory note for $1,500,000, as well as interest accrued at 12%, was due to be repaid to the Lender on January 15, 2010. The Company utilized the funds obtained from the subordinated loans for additional working capital and other general corporate purposes.

About Gulfstream International Group, Inc.

Gulfstream is a regional air carrier based in Fort Lauderdale, Florida, operating for 20 years.  The Company specializes in providing travelers with access to niche locations not typically covered by major carriers. Gulfstream International Airlines, Inc. operates more than 150 scheduled flights per day, serving nine destinations in Florida, ten destinations in the Bahamas, five destinations from Continental Airline’s Cleveland hub under the Department of Transportation’s Essential Air Service Program and charter service to Cuba. For more information on the company, visit the company’s website at http://www.gulfstreamair.com.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements.  Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: its business strategy; its value proposition; the market opportunity for its services, including expected demand for its services; information regarding the replacement, deployment, acquisition and financing of certain numbers and types of aircraft, and projected expenses associated therewith; costs of compliance with FAA regulations, Department of Homeland Security regulations and other rules and acts of Congress; the ability to pass taxes, fuel costs, inflation, and various expenses to its customers; certain projected financial obligations; estimates regarding capital requirements; and any other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions, are forward-looking statements.  These statements relate to future events or future financial performance and only reflect management’s expectations and estimates.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in its relationships with employees or code share partners; availability and cost of funds for financing new aircraft and the ability to profitably manage its existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and its operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in Gulfstream's filings with the Securities and Exchange Commission, including Part I, Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the Year Ended December 31, 2008 and subsequent Form 10-Q filings.

Contacts
Investor Relations:	Tel: 212-838-1444
Stan Altschuler / Jennifer Zimmons	saltschuler@sgi-ir.com; jzimmons@sgi-ir.com
Strategic Growth International, Inc.	www.sgi-ir.com
Company:	Tel: 954-985-1500 (x236)
Robert M. Brown, Chief Financial Officer	www.gulfstreamair.com